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                        Hunton & Williams
                       951 East Byrd Street
                   Richmond, Virginia 23219-4074


                                               FILE NO.:  50131.10
                                      DIRECT DIAL:  (804) 788-8200

                         November 6, 1997

Board of Directors
World Airways, Inc.
13873 Park Center Road
Suite 490
Herndon, Virginia 22071

                       World Airways, Inc. --
                Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as counsel to World Airways, Inc., a Delaware corporation (the "Company"), in connection with the issuance by the Company of $50,000,000 aggregate principal amount of 8% Convertible Senior Subordinated Debentures Due 2004 (the "Debentures"), pursuant to the terms of an Indenture dated as of August 1, 1997 (the "Indenture"), among the Company and First Union National Bank, as Trustee, and in connection with the filing of the Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, relating to the proposed public offer and sale by certain holders of the Debentures and an indeterminate number of shares of common stock of the Company, par value $0.001 per share (the "Conversion Shares") as may be issued upon conversion of the Debentures.

     In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of their respective officers and of public officials as we have deemed necessary.

     Based upon the foregoing and subject to the further qualifications stated below, we are of the opinion that:

     1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     2. The Debentures have been issued and sold upon the terms and conditions set forth in the Registration Statement and have been duly executed, authenticated and delivered in accordance with the terms of the Indenture, and have been validly authorized and issued and are binding obligations of the Company.
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Board of Directors
 World Airways, Inc.
November 6, 1997
Page 2



     3. The Debentures are convertible into the shares of common stock of the Company in accordance with the terms of the Indenture; and the Conversion Shares have been duly authorized and reserved for issuance upon such conversion and, when issued in accordance with the terms of the Indenture upon such conversion, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption "Legal Matters" in the Registration Statement.

                                    Very truly yours,

                                    /s/ Hunton & Williams